November 12, 2009
First Midwest Bancorp, Inc.
Sandler O’Neill
2009 East Coast Financial Services
Investment Conference

Forward Looking Statements
 This presentation may contain, and during this presentation our management may make statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements include, among other things, statements regarding our financial performance, business prospects, future growth and operating strategies, objectives and results. Actual results, performance or developments could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, among others, those discussed in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, copies of which will be made available upon request. With the exception of fiscal year end information previously included in our Annual Report on Form 10-K, the information contained herein is unaudited. Except as required by law, we undertake no duty to update the contents of this presentation after the date of this presentation.

First Midwest Presentation Index
  Who We Are
  Credit Quality
  Capital Position
  Core Profitability

  Why First Midwest

Who We Are

A Premier Community Bank
A Premier Bank	Premier Bank For Commercial	Premier Bank For Retail
$7.7 billion assets $5.8 billion deposits -67% core transactional -90% Suburban Chicago $5.3 billion loans $3.9 billion trust/investment aum	Seven business lines 25,000 commercial 1,600 trust relationships 200 relationship managers Tenured sales force and market presence	225,000 retail relationships 1,000 bankers 94 offices 11th largest distribution network in MSA 13th in Chicago MSA Market Share
Source: Commercial and retail relationships obtained from Harte Hanks Marketing Customer Information System as of 3/31/09

90% Suburban Chicago
First DuPage filling in footprint

Credit Quality

(1)  As of 3Q09
Total Consumer - 13%
  Home Equity Dominated
  No Subprime Loans
  No Credit Card
  Conservative Underwriting

Construction And Development (1)
  Performing Commercial Construction Portfolio
  Residential Down 20% Since 2008
  Impacted By Market Illiquidity
  Valued For Orderly Liquidation
  As of 3Q09

Office, Retail, And Industrial (1)
  Granular In Size
  In Market, First Mortgage Debt
  Performing, Supported By Cash Flows
  As of 3Q09

	4Q08	1Q08	2Q09	3Q09
Loan Loss Reserve / Loans	1.75%	2.15%	2.39%	2.53%
LLR / (Non Accrual + 90 Day)	57%	45%	48%	51%
Non Accrual + 90 Day / Total Loans	3.07%	4.78%	4.93%	4.95%
(Non Accrual + 90 Day) / Total Loans
Loan Loss Reserve & Net Charge-offs

(1)  Includes only accruing Troubled Debt Restructures (TDRs)
(1)
  Improved Delinquencies
  Better Positioned To Reduce Problem Debts
  Migration To Ownership And Liquidation

Credit Focus
  Environment Remains Challenging
  Markets Improving But Illiquid
  Commercial Real Estate Expected To Be Under Strain
  Expanded Resources
  Focus On
  Early Identification And Remediation
  Varied Problem Resolution Strategies
  Varied Liquidation Strategies

Capital Position

  Substantially Exceed “Well Capitalized” (1)
  Built Through Operating Performance, De-leveraging
 Securities, Debt Exchange, And Issue Of Preferred Stock

(1)  “Well Capitalized” minimum ratios (- - -) are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)

Excess Regulatory Capital
  “Well Capitalized” minimum ratios are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)
  Excess over “Well Capitalized” grossed up using 39% marginal tax rate
  Represents the Pre-tax equivalent, excluding the $193 million in regulatory capital received by FMBI through the sale of preferred shares to the US Treasury as part of its Capital Purchase
 Plan

Debt Exchange
  Exchanged Debt At Discount
  $39.3 Million Trust Preferred (Tier 1 Capital)
  $29.5 Million Subordinated Debt (Tier 2 Capital)
  Enhanced Composition Of Capital
  Improved Tier 1 and Tangible Capital Ratios ~ 100 bps
  Recognized Pre-Tax Gain of $14.0 Million

Core Profitability

Operating Leverage - Third Quarter ’09 (4)
Well Above Peers
	First Midwest	Metro Peers(1)	Chicago Peers(2)
PTPP Return on Average Assets(3)	1.44%	1.56%	1.08%

Core Drivers:
Net Interest Margin	3.66%	3.59%	2.91%
Efficiency	59%	61%	67%
Data represents the peer median core performance as reported by SNL Financial
  The Metro Peers consist of AMFI, BOKF, CBSH, CFR, FCF, FULT, MBFI, ONB, SUSQ, VLY, WTNY, and WTFC
  The Chicago Peers consist of AMFI, MBFI, MBHI, OSBC, TAYC, and WTFC
  Pre-tax, Pre-provision Operating Income (PTPP) excludes taxes, provision for loan losses, gains on early extinguishment of debt, and market related security gains
 (losses) from reported quarter; PTPP is computed on a fully tax equivalent basis
  As of 3Q09
Greater Ability To Organically Generate Capital
Substantial Advantage

Consistently Outperform Peers (2) (3)
Net Interest Margin
Efficiency
Data represents the peer median net interest margin and efficiency as reported by SNL Financial
  Excludes special FDIC assessment and market value adjustment on deferred compensation for 2Q09
  The Metro Peers consist of AMFI, BOKF, CBSH, CFR, FCF, FULT, MBFI, ONB, SUSQ, VLY, WTNY, and WTFC
  The Chicago Peers consist of AMFI, MBFI, MBHI, OSBC, TAYC, and WTFC

3rd Quarter Performance
  Pre-Tax, Pre-Provision Earnings excludes taxes, provision for loan losses, and market related security gains (losses) from the reported quarter and the debt extinguishment gain in the third quarter 2009
  The Efficiency Ratio for third quarter 2009 excludes the impact of gains on early extinguishment of debt

Excess Regulatory Capital + Operating
Leverage
  “Well Capitalized” minimum ratios are currently 6% for Tier 1, 10% for Total Capital, and 4% for Tier 1 Common (applied to Supervisory Capital Assessment Program tests on top 19 US banks)
  Excess over “Well Capitalized” grossed up using 39% marginal tax rate
  Represents the pre-tax equivalent, excluding the $193 million in regulatory capital received by FMBI through the sale of preferred shares to the US Treasury as part of its Capital Purchase
 Plan
  Annualized 3Q09 Pre-Tax, Pre-Provision Operating Income (PTPP) excludes taxes, provision for loan losses, gains on early extinguishment of debt, and market related security gains
 (losses)

Why First Midwest

Why First Midwest
  Strong Franchise
  Navigating Reality Of Cycle
  Proactive Remediation Of Credit
  Solid Capital
  Leveraging Operating Performance
  Strengthening Core Business
  Relationship-Based Lending
  Core Deposit Expansion
  Able To Benefit From Market Disruption
  Well Positioned For Recovery

First DuPage
  FDIC-Assisted Transaction
  Single Branch Entity
  $230 Million Of Loans With Loss Share
  $240 million Of Deposits
  Strategically Accretive
  Positive Earnings Contribution
  Expands Existing Market
  Provides FDIC Transactional Experience

  “Texas Ratio” is the ratio of a bank’s nonperforming assets + loans 90 days past due divided by tangible common equity + loan loss reserve

Prospective Acquisition Opportunities
  More FDIC Opportunities Expected
  Approximately 50 Banks In Chicago MSA Under $10B In
 Assets With Texas Ratios > 100% (1)
  Market Disruption And Better Pricing
  Positioned To Take Advantage
  Experienced Acquirer
  Resource Capacity
  Criteria: Strategically Accretive